Exhibit 99.1
EPAM Reports Results for Third Quarter 2018

Third quarter revenues of $468.2 million, up 24.0% year-over-year
GAAP Diluted EPS of $1.15 for the third quarter
Non-GAAP Diluted EPS of $1.17 for the third quarter

Newtown, PA — November 1, 2018 — EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of digital platform engineering and software development services, today announced results for its third quarter ended September 30, 2018.

“Our continued focus on expanding and strengthening our engineering, design and consulting capabilities helped us deliver another strong quarter,” said Arkadiy Dobkin, CEO & President, EPAM. “As our customers try to keep pace with constant change, we will continue to meet their demands with our compelling, disruptive solutions, delivering value and broadening our relevance to the market.”

Third Quarter 2018 Highlights

•	Revenues increased to $468.2 million, a year-over-year increase of $90.7 million, or 24.0%, and on a constant currency basis, revenues were up 25.4% over the corresponding period last year;

•	GAAP income from operations was $64.6 million, an increase of $15.3 million, or 31.1%, compared to $49.2 million in the third quarter of 2017;

•	Non-GAAP income from operations was $82.1 million, an increase of $19.4 million, or 31.0%, compared to $62.6 million in the third quarter of 2017;

•
Diluted earnings per share (“EPS”) on a GAAP basis was $1.15, an increase of $0.38, or 49.4%, compared to $0.77 in the third quarter of 2017 based on a weighted average share count of 57.0 million fully diluted shares outstanding; and

•	Non-GAAP diluted EPS was $1.17, an increase of $0.25, or 27.2%, compared to $0.92 in the third quarter of 2017.
Cash Flow and Other Metrics

•	Cash provided by operations was $169.1 million for the first nine months of 2018, an increase from $121.6 million for the first nine months of 2017;

•	Cash, cash equivalents and restricted cash totaled $686.3 million as of September 30, 2018, an increase of $103.4 million or 17.7% from $582.9 million as of December 31, 2017; and

•	Total headcount was approximately 28,400 as of September 30, 2018. Included in this number were approximately 25,200 delivery professionals, an increase of 16.6% from September 30, 2017.

2018 Outlook - Full Year and Fourth Quarter
Full Year

•
Revenue growth for 2018 will now be at least 26.5%. The Company now expects that foreign currency translation will have a 0.5% benefit on full year reported revenues. The Company expects revenue growth on a constant currency basis will now be at least 26%;

•	The Company expects GAAP income from operations to now be in the range of 12.5% to 13.5% of revenues and non-GAAP income from operations will now be in the range of 16.5% to 17.5% of revenues;

•	The Company expects its GAAP effective tax rate to now be approximately 2% and its non-GAAP effective tax rate to continue to be approximately 22%; and

•
The Company expects GAAP diluted EPS will now be at least $4.22 for the full year, and non-GAAP diluted EPS will now be at least $4.32 for the full year. The Company continues to expect weighted average share count for the year of 56.7 million diluted shares outstanding.

Fourth Quarter

•
Revenues will be at least $500 million for the fourth quarter of which the Company expects a $2 million contribution from the TH_NK acquisition announced this morning, reflecting a year-over-year growth rate of at least 25%. The Company expects foreign currency translation to have a 1% unfavorable impact on year-over-year revenue growth during the quarter. The Company expects year-over-year revenue growth on a constant currency basis to be at least 26%;

•	For the fourth quarter, the Company expects GAAP income from operations to be in the range of 14% to 15% of revenues and non-GAAP income from operations to be in the range of 17% to 18% of revenues;

•	The Company expects its GAAP effective tax rate to be approximately 19% and its non-GAAP effective tax rate to be approximately 22%; and

•
The Company expects GAAP diluted EPS will be at least $1.03 for the quarter, and non-GAAP diluted EPS will be at least $1.22 for the quarter. The Company expects weighted average share count for the quarter of 57.1 million diluted shares outstanding.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, November 1, 2018 at 8:00 a.m. Eastern time. The live conference call will be available by dialing +1 (877) 407-0784 or +1 (201) 689-8560 (outside of the U.S.). A webcast of the conference call can be accessed at the Investor Relations section of the Company’s website at http://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (844) 512-2921 or +1 (412) 317-6671 (outside of the U.S.) and entering the conference ID 13683420. The replay will be available until November 15, 2018.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its software engineering expertise to become a leading global product development, digital platform engineering, and top digital and product design agency. Through its ‘Engineering DNA’ and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver next-gen solutions that turn complex business challenges into real business outcomes. EPAM’s global teams serve customers in over 25 countries across North America, Europe, Asia and Australia. EPAM is a recognized market leader in multiple categories among top global independent research agencies, and was one of only four technology companies to appear on each of the Forbes 25 Fastest Growing Public Tech Companies lists between 2013 and 2017.
Learn more at http://www.epam.com/ and follow EPAM on Twitter @EPAMSYSTEMS and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-offs and recoveries, acquisition-related costs, amortization of purchased intangible assets, goodwill impairment, legal settlements, certain other one-time charges and benefits, change in fair value of contingent consideration, foreign exchange gains and losses, the impact of U.S. tax reform, excess tax benefits related to stock compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$468,186	$377,523	$1,337,981	$1,051,151
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	301,081	239,369	867,890	667,231
Selling, general and administrative expenses	92,490	81,190	272,110	240,062
Depreciation and amortization expense	9,319	7,174	26,457	20,866
Other operating expenses, net	736	542	4,030	2,096
Income from operations	64,560	49,248	167,494	120,896
Interest and other income, net	1,941	1,416	2,442	2,802
Foreign exchange (loss)/gain	(514)	(77)	1,069	(1,470)
Income before provision for/(benefit from) income taxes	65,987	50,587	171,005	122,228
Provision for/(benefit from) income taxes	369	7,953	(9,286)	18,594
Net income	$65,618	$42,634	$180,291	$103,634
Foreign currency translation adjustments, net of tax	(2,118)	5,703	(14,643)	16,640
Unrealized loss on cash-flow hedging instruments, net of tax	(74)	—	(2,081)	—
Comprehensive income	$63,426	$48,337	$163,567	$120,274

Net income per share:
Basic	$1.22	$0.81	$3.37	$2.00
Diluted	$1.15	$0.77	$3.19	$1.90
Shares used in calculation of net income per share:
Basic	53,852	52,545	53,485	51,807
Diluted	56,963	55,229	56,600	54,662

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	As of September 30, 2018	As of December 31, 2017
Assets
Current assets
Cash and cash equivalents	$685,108	$582,585
Accounts receivable, net of allowance of $3,039 and $1,186, respectively	282,276	265,639
Unbilled revenues	129,683	86,500
Prepaid and other current assets, net of allowance of $50 and $45, respectively	29,646	23,196
Employee loans, current, net of allowance of $23 and $0, respectively	2,289	2,113
Total current assets	1,129,002	960,033
Property and equipment, net	99,465	86,419
Employee loans, noncurrent, net of allowance of $0 and $0, respectively	1,456	2,097
Intangible assets, net	52,669	44,511
Goodwill	144,987	119,531
Deferred tax assets	61,905	24,974
Other noncurrent assets, net of allowance of $0 and $140, respectively	14,498	12,691
Total assets	$1,503,982	$1,250,256

Liabilities
Current liabilities
Accounts payable	$8,422	$5,574
Accrued expenses and other current liabilities	98,442	89,812
Due to employees	52,405	38,757
Deferred compensation due to employees	9,174	5,964
Taxes payable, current	52,530	40,860
Total current liabilities	220,973	180,967
Long-term debt	25,028	25,033
Taxes payable, noncurrent	50,242	59,874
Other noncurrent liabilities	11,804	9,435
Total liabilities	308,047	275,309
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 54,011,579 and 53,003,420 shares issued, 53,991,844 and 52,983,685 shares outstanding at September 30, 2018 and December 31, 2017, respectively	54	53
Additional paid-in capital	530,837	473,874
Retained earnings	699,568	518,820
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(34,347)	(17,623)
Total stockholders’ equity	1,195,935	974,947
Total liabilities and stockholders’ equity	$1,503,982	$1,250,256

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(In thousands, except percent and per share amounts)
(Unaudited)

Reconciliation of revenue growth at constant currency to revenue growth as reported under GAAP is presented in the table below:

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Revenue growth at constant currency(1)	25.4%	26.2%
Foreign exchange rates impact	(1.4)%	1.1%
Revenue growth as reported	24.0%	27.3%

(1)	Constant currency revenue results are calculated by translating current period revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to Non-GAAP for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$301,081	$(7,492)	$293,589	$867,890	$(22,835)	$845,055
Selling, general and administrative expenses(3)	$92,490	$(8,083)	$84,407	$272,110	$(24,608)	$247,502
Income from operations(4)	$64,560	$17,493	$82,053	$167,494	$54,552	$222,046
Operating margin	13.8%	3.7%	17.5%	12.5%	4.1%	16.6%
Net income(5)	$65,618	$749	$66,367	$180,291	$(4,605)	$175,686
Diluted earnings per share	$1.15		$1.17	$3.19		$3.10

	Three Months Ended September 30, 2017			Nine Months Ended September 30, 2017
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$239,369	$(4,913)	$234,456	$667,231	$(14,452)	$652,779
Selling, general and administrative expenses(3)	$81,190	$(6,336)	$74,854	$240,062	$(26,398)	$213,664
Income from operations(4)	$49,248	$13,376	$62,624	$120,896	$46,814	$167,710
Operating margin	13.0%	3.6%	16.6%	11.5%	4.5%	16.0%
Net income(5)	$42,634	$8,336	$50,970	$103,634	$30,042	$133,676
Diluted earnings per share	$0.77		$0.92	$1.90		$2.45

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Stock-based compensation expenses	$7,492	$4,913	$22,835	$14,452
Total adjustments to GAAP cost of revenues(2)	7,492	4,913	22,835	14,452
Stock-based compensation expenses	7,838	6,304	23,901	25,468
Other acquisition-related expenses	245	32	707	930
Total adjustments to GAAP selling, general and administrative expenses(3)	8,083	6,336	24,608	26,398
Amortization of purchased intangible assets	2,008	1,869	5,800	5,706
One-time charges	(90)	258	1,309	258
Total adjustments to GAAP income from operations(4)	17,493	13,376	54,552	46,814
Change in fair value of contingent consideration included in Interest and other income, net	(900)	—	(900)	—
Foreign exchange (loss)/gain	514	77	(1,069)	1,470
Provision for/(benefit from) income taxes:
Tax effect on non-GAAP adjustments	(3,490)	(2,497)	(11,007)	(9,790)
Net discrete benefit from tax planning and U.S. tax reform	(6,801)	—	(29,984)	—
Excess tax benefits related to stock-based compensation	(6,067)	(2,620)	(16,197)	(8,452)
Total adjustments to GAAP net income(5)	$749	$8,336	$(4,605)	$30,042

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Measures to Comparable GAAP Measures
(in percent, except per share amounts)
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

Reconciliation of projected revenue growth in constant currency is presented in the table below:

	Fourth Quarter 2018	Full Year 2018
Revenue growth at constant currency (at least) (6)	26%	26%
Foreign exchange rates impact	(1)%	0.5%
Revenue growth (at least)	25%	26.5%

(6)
Constant currency revenue results are calculated by translating current period projected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of projected GAAP to Non-GAAP income from operations as a percentage of revenues is presented in the table below:

	Fourth Quarter 2018	Full Year 2018
GAAP income from operations as a percentage of revenues	14% to 15%	12.5% to 13.5%
Stock-based compensation expenses	2.5%	3.3%
Included in cost of revenues (exclusive of depreciation and amortization)	1.2%	1.6%
Included in selling, general and administrative expenses	1.3%	1.7%
Other acquisition-related expenses	—%	0.1%
Amortization of purchased intangible assets	0.5%	0.5%
One-time charges	—%	0.1%
Non-GAAP income from operations as a percentage of revenues	17% to 18%	16.5% to 17.5%

Reconciliation of projected GAAP to Non-GAAP effective tax rate is presented in the table below:

	Fourth Quarter 2018	Full Year 2018
GAAP effective tax rate (approximately)	19%	2%
Tax effect on non-GAAP adjustments	1.7%	4.5%
Net discrete benefit related to tax planning and U.S. tax reform	—%	9.6%
Excess tax benefits related to stock-based compensation	1.3%	5.9%
Non-GAAP effective tax rate (approximately)	22%	22%

Reconciliation of projected GAAP to Non-GAAP diluted earnings per share is presented in the table below:

	Fourth Quarter 2018	Full Year 2018
GAAP diluted earnings per share (at least)	$1.03	$4.22
Stock-based compensation expenses	0.23	1.05
Included in cost of revenues (exclusive of depreciation and amortization)	0.11	0.51
Included in selling, general and administrative expenses	0.12	0.54
Other acquisition-related expenses	—	0.01
Amortization of purchased intangible assets	0.05	0.15
One-time charges	—	0.02
Change in fair value of contingent consideration included in Interest and other income, net	—	(0.02)
Foreign exchange (loss)/gain	0.01	(0.01)
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.06)	(0.25)
Net discrete benefit from tax planning and U.S. tax reform	—	(0.52)
Excess tax benefits related to stock-based compensation	(0.04)	(0.33)
Non-GAAP diluted earnings per share (at least)	$1.22	$4.32